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                                 ON LETTERHEAD





                        CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of Odessa Foods International, Inc. on Form S-8 and our report dated October 9, 1995 on our audit of the financial statements of Odessa Foods International, Inc. as of fiscal years ended June 30, 1995 and 1994, which report was included in Odessa Foods International, Inc.'s Form 10-KSB as filed with the Securities and Exchange Commission on November 2, 1995.


                                          BEDERSON & COMPANY LLP

                                          /Bederson & Company/


West Orange, New Jersey
June 18, 1996





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